INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-14887 of Oppenheimer Real Asset Fund of our report dated September 22, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
---------------------------------

DELOITTE & TOUCHE LLP

Denver, Colorado
November 25, 1997




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